Exhibit 24.6

CBS CORPORATION

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned director and/or officer of CBS Corporation, a Delaware corporation (the “Company”), hereby constitute and appoint each of Joseph R. Ianniello, Lawrence P. Tu and Jonathan H. Anschell, severally and not jointly, to be my true and lawful attorney-in-fact and agent, with full power to act, together or individually, for me and in my name, place and stead, in any and all capacities, to sign or cause to be signed electronically this Registration Statement on Form S-4 under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the “Commission”), and any and all amendments (including post-effective amendments) thereto, including amendments or supplements to the prospectus contained therein, and the addition or amendment of any and all exhibits and other certificates, documents, letters and instruments filed as a part of or in connection with the said Registration Statement or amendments thereto, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully for all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 16th day of October, 2018.

Sign: /s/ Strauss Zelnick

Print Name: Strauss Zelnick